                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             PPG Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                   LOGO PPG

      PPG Industries, Inc.  One PPG Place  Pittsburgh, Pennsylvania 15272

                                                                  March 8, 1999

DEAR SHAREHOLDER:

  You are cordially invited to attend the Annual Meeting of Shareholders of PPG Industries, Inc. to be held on Thursday, April 15, 1999, in The Westin William Penn Hotel, William Penn Place, Pittsburgh, Pennsylvania. The meeting will begin at 11:00 A.M. We look forward to greeting personally those shareholders who will be able to be present.

  This booklet includes the notice of the Annual Meeting and the Proxy Statement, which contains information about the business of the Annual Meeting and about your Board of Directors and its committees and certain executive officers. This year you are being asked to elect three Directors. In a change from prior years, we, like many other companies, are not asking shareholders to elect the Company's Auditors at the Annual Meeting of Shareholders. Instead, your Board of Directors has appointed Deloitte & Touche LLP as Auditors for the Company for 1999.

  It is important that your shares be represented at the Annual Meeting. You are, therefore, urged to complete, date and sign the accompanying Proxy and Voting Instruction Card and return it promptly in the return envelope provided whether or not you plan to attend personally.

                                               Sincerely yours,
                                               /s/ Raymond W. LeBoeuf
                                               Raymond W. LeBoeuf
                                               Chairman of the Board

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 1999

  Notice is hereby given that the Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 15, 1999, at 11:00 A.M., prevailing time, in THE WESTIN WILLIAM PENN HOTEL, WILLIAM PENN PLACE, PITTSBURGH, PENNSYLVANIA, for the purpose of considering and acting upon the election of three Directors.

  Your Board of Directors, based on the recommendation of the Board Audit Committee, has appointed Deloitte & Touche LLP as Auditors for the Company for 1999. Shareholders will not elect Auditors at the Annual Meeting.

  Only shareholders of record of the Company as of the close of business on February 16, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

  Admission to the Meeting will be by Admission Card only. If you are a shareholder of record or a Savings Plan participant and plan to attend, you may obtain an Admission Card by marking the box provided on the Proxy and Voting Instruction Card. If your shares are not registered in your name, please advise the shareholder of record (your bank, broker, etc.) that you wish to attend. That firm will request an Admission Card for you or provide you with evidence of your ownership that will gain you admission to the Meeting.

Michael C. Hanzel, Secretary

                                                    Pittsburgh, Pennsylvania
                                                        March 8, 1999

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                                PROXY STATEMENT

                 Annual Meeting of Shareholders--April 15, 1999

                               Table of Contents

                                                                            Page
                                                                            ----
Voting Securities..........................................................   2
Election of Directors......................................................   5
  Committees of the Board..................................................   8
  Compensation of Directors................................................  10
  Other Transactions.......................................................  11
Compensation of Executive Officers.........................................  11
  Compensation Committee Report on Executive Compensation..................  11
  Summary of Named Executives' Compensation................................  16
  Option Grants............................................................  17
  Option Exercises and Fiscal Year-End Values..............................  20
  Retirement Plans.........................................................  20
  Change In Control Arrangements...........................................  22
  Shareholder Return Performance Graph.....................................  22
Auditors...................................................................  23
Miscellaneous..............................................................  24
  Vote Required............................................................  24
  Solicitation Costs.......................................................  24
  Shareholder Proposals....................................................  24
  Section 16(a) Beneficial Ownership Reporting Compliance..................  25
  Other Matters............................................................  25

                             PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                                PROXY STATEMENT

                Annual Meeting of Shareholders--April 15, 1999

  This Proxy Statement is being mailed to the shareholders of PPG Industries, Inc. (hereinafter sometimes called "PPG" or the "Company") on or about March 8, 1999, in connection with the solicitation of proxies by the Board of Directors of the Company (hereinafter sometimes called the "Board of Directors" or the "Board"). Such proxies, which may be given in the form of the accompanying Proxy and Voting Instruction Card, will be voted at the Annual Meeting of Shareholders of the Company (hereinafter sometimes called the "Meeting") to be held on Thursday, April 15, 1999, at 11:00 A.M., prevailing time, in THE WESTIN WILLIAM PENN HOTEL, WILLIAM PENN PLACE, PITTSBURGH, PENNSYLVANIA and at any adjournment thereof. Proxies may be revoked at will before they have been exercised, but the revocation of a proxy will not be effective until written notice thereof has been given to the Secretary of the Company.

                              ------------------

                               VOTING SECURITIES

  As of the close of business on February 16, 1999, there were outstanding 174,302,661 shares of the Common Stock of the Company, par value $1.66 2/3 per share, the only class of voting securities of the Company outstanding. Only shareholders of record as of the close of business on February 16, 1999, are entitled to notice of and to vote at the Meeting. Except with respect to the election of Directors, each such shareholder is entitled to one vote for each share so held. With respect to the election of Directors, the right of cumulative voting exists. That right permits each shareholder to multiply the number of shares the shareholder is entitled to vote by the number of Directors to be elected in order to determine the number of votes the shareholder is entitled to cast for nominees, and, then, to cast all or any number of such votes for one nominee or to distribute them among any two or more nominees in that class. The proxies solicit discretionary authority to vote cumulatively.

  Set forth below is certain information with respect to the beneficial ownership of shares of the Common Stock as of February 16, 1999 by certain persons, including (i) the Directors, one of whom is the Chief Executive Officer of the Company (hereinafter sometimes called the "CEO"), and the four other most highly compensated Executive Officers (as defined under the Securities and

Exchange Act of 1934) of the Company (in addition to the CEO) and (ii) such persons and all other Executive Officers, as a Group.

                                   Shares of Beneficially Owned Common Stock
                                       and Common Stock Equivalents(/1/)
                                 ----------------------------------------------
       Name of                   Beneficially Owned   Common Stock
  Beneficial Owner               Common Stock(/2/)  Equivalents(/3/) Total(/4/)
  ----------------               ------------------ ---------------- ----------
Raymond W. LeBoeuf..............       534,566           39,870        574,436
Erroll B. Davis, Jr.............         1,110            4,391          5,501
Michele J. Hooper...............         1,600            1,845          3,445
Allen J. Krowe..................         3,923           12,395         16,318
Ned C. Lautenbach...............         1,000              867          1,867
Steven C. Mason.................         2,000            9,629         11,629
Robert Mehrabian................         2,000            7,431          9,431
Vincent A. Sarni................        99,392              827        100,219
Thomas J. Usher.................         1,000              924          1,924
David G. Vice...................         7,000            4,628         11,628
David R. Whitwam................         2,000            9,437         11,437
E. Kears Pollock................       261,092           20,246        281,338
Frank A. Archinaco..............       213,056            9,106        222,162
William H. Hernandez............       167,740            6,430        174,170
Charles E. Bunch................       137,354            5,412        142,766
All of the above and all other
 Executive Officers as a
 Group(/5/).....................     1,609,401          152,170      1,761,571

-------
(1) Each of the named owners has sole voting power and sole investment power as to all the shares beneficially owned by them with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses, and (ii) the Common Stock Equivalents shown in the second column and described more fully below which have no voting power.

(2) Of the shares shown, 425,684, 202,445, 151,133, 153,530 and 90,358 of the shares of Messrs. LeBoeuf, Pollock, Archinaco, Hernandez and Bunch, respectively, and 1,154,706 of the shares held by all of the owners named above and all other Executive Officers as a Group are shares as to which the owner has the right to acquire ownership within sixty days of February 16, 1999, upon the exercise of Options granted under the PPG Industries, Inc. Stock Plan (sometimes also referred to in this Proxy Statement as the "Stock Plan" or the "Plan").

(3) Certain Directors hold Common Stock Equivalents in their accounts in the Directors' Common Stock Plan and in their accounts in the Deferred Compensation Plan for Directors (which plans are described under "Compensation of Directors" below). Certain Executive Officers hold Common Stock Equivalents in their accounts in the Company's Deferred Compensation Plan as a result of their deferral of salary under that plan or their deferral of awards made to them under the Company's Incentive Compensation Plan (the "Incentive Compensation Plan") and the 1984 Earnings Growth Plan, which deferrals are held under the Company's Deferred Income Plan for Key Employees. Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents earn dividend equivalents until the Common Stock Equivalents are paid, but they carry no voting rights or other rights afforded to a holder of the Common Stock.

(4) This is the sum of the Beneficially Owned Common Stock and the Common Stock Equivalents as shown in the previous two columns.

(5) The Group consists of seventeen persons: the seven Executive Officers of the Company as of February 16, 1999 (Messrs. LeBoeuf, Pollock, Archinaco, Hernandez and Bunch and Messrs. R. L. Crane and J. C. Diggs), the two nominees for Directors other than the CEO, the seven continuing Directors and one Director (Mr. Sarni) who is retiring effective April 15, 1999.

                             ELECTION OF DIRECTORS

  Three Directors are to be elected to a class which will serve until 2002 and until their successors have been elected and qualified, or their earlier retirement or resignation. It is intended that the shares represented by each proxy will be voted cumulatively, in the discretion of the proxies, for the nominees for Directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by the Board of Directors in the event any nominee or nominees become unavailable for election. The principal occupations of, and certain other information regarding, the nominees and the continuing Directors, are set forth below.

                                --------------

      Nominees to Serve in the Class whose Term expires in the Year 2002

                                --------------

                Michele J. Hooper, Former President and Chief Executive Officer of Stadtlander Drug Company, Inc. Ms. Hooper, 47, has been a Director of PPG since 1995. She was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care from July 1998 until Stadtlander was acquired in January 1999. From 1992, until June 1998 she was President, International Business Group of Caremark International, Inc., an alternative-site health care provider which is a subsidiary of Medpartners, Inc. She was also Corporate Vice President of Caremark International Inc., from 1993 until June 1998. She is also a Director of Dayton Hudson Corporation and The Seagram Company Ltd.
PHOTO OF
MICHELE J.
HOOPER

                Raymond W. LeBoeuf, Chairman of the Board and Chief Executive Officer, PPG Industries, Inc. Mr. LeBoeuf, 52, has been a Director of PPG since 1995. He has been Chairman of the Board and Chief Executive Officer of PPG since November 1997. He served as President and Chief Executive Officer of PPG from July 1997 until November 1997. From December 1995 until July 1997 he served as President and Chief Operating Officer of the Company. He served as Executive Vice President from April 1994 to December 1995, Vice President, Coatings and Resins from March 1994 to April 1994, and Vice President, Finance and Chief Financial Officer from 1988 until March 1994. He is also a director of Praxair, Inc.
PHOTO OF
RAYMOND W.
LEBOEUF

                David G. Vice, Retired Vice-Chairman, Products and Technology, Northern Telecom Limited. Mr. Vice, 65, has been a Director of PPG since 1988. He was Vice-Chairman, Products and Technology, of Northern Telecom Limited, a telecommunications systems company, from 1990 until his retirement in 1992. He is also a director of Sun Life Assurance Company of Canada and Stackpole Limited
PHOTO OF
DAVID G. VICE

                                --------------

                  Continuing Directors--Term Expires in 2000

                                --------------

                Steven C. Mason, Retired Chairman of the Board and Chief Executive Officer, Mead Corporation. Mr. Mason, 63, has been a Director of PPG since 1990. He was Chairman of the Board and Chief Executive Officer of Mead Corporation, a forest products company, from 1992, until his retirement in 1997. He is also a director of Convergys Corp. and The Elder-Beerman Stores Corp.
PHOTO OF
STEVEN C.
MASON

                Thomas J. Usher, Chairman of the Board and Chief Executive Officer, USX Corporation. Mr. Usher, 56, has been a Director of PPG since 1996. He has been Chairman of the Board and Chief Executive Officer of USX Corporation, a major producer of energy and metal products, since 1995. He served as President of the U.S. Steel Group from 1991 until 1994 and as President and Chief Operating Officer of USX from 1994 until 1995. He is also a director of PNC Bank Corp. and Transtar, Inc.
PHOTO OF
THOMAS J.
USHER

                David R. Whitwam, Chairman of the Board and Chief Executive Officer, Whirlpool Corporation. Mr. Whitwam, 57, has been a Director of PPG since 1991. He has been Chairman of the Board and Chief Executive Officer of Whirlpool Corporation, a manufacturer and distributor of household appliances and related products, since 1987.
PHOTO OF
DAVID R.
WHITWAM

                                --------------

                   Continuing Directors--Term Expires in 2001

                                --------------

                Erroll B. Davis, Jr., President and Chief Executive Officer, Alliant Energy, an electric, gas and water utility company formed as the result of a merger of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Co., in April, 1998. Mr. Davis, 54, has been a Director of PPG since 1994. Prior to the merger which formed Alliant Energy, he was President and Chief Executive Officer of Wisconsin Power and Light Company and WPL Holdings, Inc. He was President of Wisconsin Power and Light Company from 1987 until April 1998 and Chief Executive Officer from 1988 until April 1998. He was President and Chief Executive Officer of WPL Holdings, Inc., the parent company of Wisconsin Power and Light Company, from 1990 until April 1998. He is also a director of BP Amoco Corporation and Alliant Energy.
PHOTO OF
ERROLL B.
DAVIS, JR.

                Allen J. Krowe, Retired Director and Vice Chairman, Texaco Inc. Mr. Krowe, 66, has been a Director of PPG since 1987. He was Vice Chairman of Texaco Inc., an international petroleum company, from 1993, until his retirement in 1997, having served as Chief Financial Officer from 1988 to 1994. He is also a director of I.B.J. Whitehall Bank & Trust Company, Amphion Ventures, L.P. and Navistar International Corporation.
PHOTO OF
ALLEN J.
KROWE

                Ned C. Lautenbach, Partner, Clayton, Dubilier & Rice, Inc. Mr. Lautenbach, 55, has been a Director of PPG since 1997. He has been a partner at Clayton, Dubilier & Rice, a private equity investment firm, since September 1998. He was Senior Vice President of IBM Corporation from 1992 until his retirement in July 1998. He had been Chairman of IBM World Trade Corporation from 1993 to 1995 and a member of IBM's Corporate Executive Committee from 1994 until his retirement. He is also a director of Eaton Corporation, Dynatech Corporation and ChoicePoint Inc.
PHOTO OF NED
C. LAUTENBACH

                Robert Mehrabian, Executive Vice President, Allegheny Teledyne Inc. Dr. Mehrabian, 57, has been a Director of PPG since 1992. He has been Executive Vice President of Allegheny Teledyne Inc., a manufacturer of specialty metals, aerospace, electronics, industrial and consumer products, since May 1998. He was Senior Vice President and Segment Executive of Allegheny Teledyne Inc. from 1997 until May 1998. From 1990 until 1997 he was President of Carnegie Mellon University, an educational institution. He is also a director of Allegheny Teledyne Inc., Mellon Bank Corporation, and BEI Technologies, Inc.
PHOTO OF
ROBERT
MEHRABIAN


Committees of the Board

  The Board of Directors has appointed several standing committees, including an Audit Committee, a Nominating and Governance Committee, an Officers-Directors Compensation Committee and an Investment Committee. During 1998, the Board held nine meetings, while the Audit Committee held three meetings, the Nominating and Governance Committee four meetings, the Officers-Directors Compensation Committee four meetings and the Investment Committee one meeting. The average attendance at meetings of the Board and Committees of the Board during 1998 was 95%, and each Director attended at least 88% of the total number of meetings of the Board and Committees of the Board on which such Director served, except for Mr. Usher who, due to illness, was only able to attend 69%. Descriptions of the Audit, Nominating and Governance, Officers-Directors Compensation and Investment Committees are set forth below. None of the members of those Committees is a past or present employee or officer of the Company.

  Audit Committee--The functions of the Audit Committee are primarily to review with the independent public accountants and the Company's officers and internal auditors their respective reports and recommendations concerning audit findings and the scopes of and plans for their future audit programs and to review audits, annual financial statements, accounting and financial controls and compliance with appropriate codes of conduct. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected annually. The members of the Audit Committee are Erroll B. Davis, Jr., Michele J. Hooper, Steven C. Mason (Chair) and Robert Mehrabian.

  Nominating and Governance Committee--The Nominating and Governance Committee recommends to the Board of Directors the persons to be nominated by the Board to stand for election as Directors at each Annual Meeting of Shareholders, the person or persons to be elected by the Board to fill any vacancy or vacancies in its number, the persons to be elected by the Board to be Chairman of the Board, Vice Chairman of the Board and President, if any, and the Executive Officers of the Company, actions to be taken regarding the structure, organization and functioning of the

Board, and the persons to serve as members of the standing committees of, and certain committees appointed by the Board. The Nominating and Governance Committee also annually reports to the Board the Committee's assessment of the performance of the Board as a whole. The members of the Nominating and Governance Committee are Michele J. Hooper, Allen J. Krowe (Chair), Ned C. Lautenbach, David G. Vice and David R. Whitwam.

  The Company's bylaws provide that nominations for persons to stand for election as Directors may be made by holders of record of Common Stock entitled to vote in the election of the Directors to be elected provided that a nomination may be made by a shareholder at a meeting of shareholders only if written notice of such nomination is received by the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, held on the third Thursday in April, ninety days prior to such Annual Meeting and (ii) with respect to an election to be held at an Annual Meeting of Shareholders held on a date other than the third Thursday in April or an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each notice of nomination from a shareholder must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the written consent of each nominee, signed by such nominee, to serve as a Director of the Company if so elected.

  Officers-Directors Compensation Committee--The Officers-Directors Compensation Committee approves, adopts, administers, interprets, amends, suspends and terminates the compensation plans of the Company applicable to, and fixes the compensation and benefits of, all officers of the Company serving as Directors of the Company (currently only Raymond W. LeBoeuf) and all Executive Officers of the Company. The members of the Officers-Directors Compensation Committee are Steven C. Mason, Robert Mehrabian, Thomas J. Usher and David R. Whitwam (Chair).

  Investment Committee--The Investment Committee reviews the investment policies of the Company concerning its pension plans and certain benefit plans and the asset investment policies of the PPG Industries Foundation (the "Foundation"). The Committee also reviews (i) the selection of providers of services to such pension and benefit plans of the Company and to the Foundation, (ii) the allocations of assets among classes and the performance of the investments of such pension and benefit plans and the Foundation, and (iii) the actuarial assumptions concerning and the funding levels of the Company's pension plans. The members of the Investment Committee are Erroll B. Davis, Jr. (Chair), Allen J. Krowe, Ned C. Lautenbach, Thomas J. Usher and David G. Vice.

Compensation of Directors

  Directors who are not also Officers receive a basic annual retainer of $30,000 and a fee of $1,000 for each Board or Committee meeting they attend. In addition, the members of the Audit Committee receive an annual retainer of $4,000 while the members of the Nominating and Governance, Officers-Directors Compensation and Investment Committees receive an annual retainer of $3,000 for each Committee. The Chair of each Committee receives an additional $1,000 annually. Any Director who is also an Officer receives no compensation as a Director.

  Under the Company's Deferred Compensation Plan for Directors, each Director must defer receipt of such compensation as the Board mandates. Currently, the Board mandates deferral of one-third of each payment of the basic annual retainer of each Director. Each Director may also elect to defer the receipt of (i) an additional one-third of each payment of the basic annual retainer,
(ii) all of the basic annual retainer or (iii) all compensation. All deferred payments are held in the form of Common Stock Equivalents and earn dividend equivalents until paid. Payments will be made in the Common Stock of the Company (and cash as to any fractional Common Stock Equivalents).

  Under the Directors' Common Stock Plan, each Director who neither is nor was an employee of the Company and who serves on the Board of Directors as of the day following each Annual Meeting of Shareholders is credited with Common Stock Equivalents worth one-half of the Director's basic annual retainer. No more than ten annual credits may be made for the account of any Director. The Common Stock Equivalents held in each Director's account earn dividend equivalents until paid. Upon termination of service, the Common Stock Equivalents held in a Director's account will be paid in Common Stock (and cash as to any fractional Common Stock Equivalents) in annual installments to the Director, or the Director's spouse in the event of the Director's death.

  Common Stock Equivalents under both the Deferred Compensation Plan for Directors and the Directors' Common Stock Plan are hypothetical shares of PPG Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents carry no voting rights or other rights afforded to a holder of Common Stock.

  As part of its overall program to promote charitable giving, the Company has established a Directors' charitable award program funded by insurance policies on the lives of Directors. Each of the Company's Directors participates in the program. Upon the death of an individual Director, the Company will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations designated by such Director and approved by the Company. The Company will subsequently be reimbursed from the proceeds of the life insurance policies. Individual Directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company.

Other Transactions

  PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the Directors of PPG are executive officers or were executive officers during 1998. PPG does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 1998 of the purchaser and seller and all of such transactions were in the ordinary course of business. Some of such transactions are continuing, and it is anticipated that similar transactions will recur from time to time.

                      COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

  The Officers-Directors Compensation Committee of the Board of Directors is responsible for determining and administering the policies which govern the executive compensation programs of the Company. The Committee, which consists entirely of independent outside Directors, met four times in 1998 to establish Company performance goals, base salary pay levels and target annual bonus awards, to approve annual bonus payments and to establish and approve long-term incentives for the CEO and the other four executives named in the compensation table below (collectively, the "Named Executives") and certain other Officers of the Company.

 Philosophy

  The philosophy of the Committee is that the interests of the Company and its shareholders require attracting and retaining the best possible executive talent, motivating executives to achieve goals which support business strategies and linking executive and shareholder interests. The Committee believes this is generally best accomplished by compensating the CEO and other Executive Officers (referred to collectively in this Proxy Statement as the "Executives") competitively while having a significant portion of their total compensation variable and related to the performance of the Company against established goals and to their overall personal performance in directing the enterprise. The Committee also utilizes equity based plans for a portion of compensation to link executive and shareholder interests.

 Annual Compensation Programs

  The levels of base salary and target annual bonuses for the Executives, including Named Executives, are established annually under a program also applicable to other professional associates. Total annual compensation is targeted at the median of a group of large industrial companies for which compensation data are available through an independent consulting firm. The Committee believes that the most direct competitors for executive talent are not necessarily the companies that are included in the Dow Jones Industrial Diversified Index. Thus, the companies compared for annual compensation purposes and the companies compared for long-term compensation purposes are not the same as the companies included in the index used in the Comparison of Five-Year Cumulative Total Shareholder Return graph on page 23.

  The Executives' base salaries are maintained below the median of the salary range midpoints of comparison data. Annual bonus awards under the Company's Incentive Compensation Plan are then targeted at a level that, when combined with base salaries, approximates the median base salary and annual bonus paid by companies represented in the salary data. Competitive total compensation is achieved when target performance is met but with a larger percent of pay at risk than is the case in the comparison companies.

  Total annual compensation should exceed the median of the comparison data when Company financial performance meets or exceeds targets established by the Committee and individual performance contributes to meeting strategic objectives of the Company. Total annual compensation should be below the median of the comparison data when Company financial performance does not meet targets and/or individual performance does not have a positive effect on strategic objectives.

  The financial performance targets established by the Committee are based on earnings growth, Return on Capital (ROC) and cash return on capital. The Committee may decide not to include some one-time accounting adjustments in determining whether the financial performance targets are met. Bonus awards are calculated using these financial targets and an assessment of personal performance related to achievement of strategic objectives of the Company. The personal performance rating of the CEO is determined by the Committee and the other Executives are rated by the CEO.

  Final awards are subject to the discretion of the Committee as permitted in the Incentive Compensation Plan approved by the shareholders. If minimum thresholds of earnings growth, ROC, and cash return on capital are not achieved, no awards are granted by the Committee. The Committee has traditionally determined that 20% of the annual bonus award be paid in Common Stock of the Company to build ownership levels and to align the interests of the Executives more closely with those of the shareholders.

 Long-Term Incentive Program

  The Committee has established a long-term incentive program that motivates key employees to invest in the stock of the Company and to cause the Company to grow and profit, provides compensation levels competitive with opportunities available elsewhere in industry and encourages key employees to continue in the employ of the Company.

  Long-term incentives are currently provided under the PPG Industries, Inc. Stock Plan which has been approved by shareholders and provides for the granting of stock options to key management employees. Option grants are established each year to be competitive with long-term incentive data for large companies identified by an independent compensation consulting firm as potential competitors for executive talent. The number of stock options granted to each executive is determined so that an estimate of potential value of the options when combined with annual compensation discussed above will approximate the median total annual and long-term compensation paid to executives in the comparison companies. The number of option shares granted is not determined by past Company performance and is not dependent on the number granted in the past or the number presently held. The options are performance related since the value of the option is ultimately determined by the future performance of the Company as reflected by stock price.

  Also, as shown in the Option/SAR Grants in Last Fiscal Year table and related footnotes on pages 17, 18 and 19, the Named Executives exercised existing options in a manner entitling them to receive Restored Options under the Restored Option provisions of the Stock Plan. The Restored Option provisions encourage Optionees to exercise options earlier during the option term, thereby building stock ownership to better align their interests with the interests of shareholders.

 CEO Compensation

  Mr. LeBoeuf's base salary increased by 14% over the amount he received in 1997. This change reflects his first full year as Chairman and CEO. It includes movement toward more competitive base compensation appropriate to his position as determined according to the competitive salary program described above. Consistent with the Company's philosophy, the fixed salary portion of Mr. LeBoeuf's compensation is below the median base salary paid by the comparison companies. His annual bonus for 1998 was determined 80% on performance of the Company against financial goals and 20% on personal performance against non-financial goals related to strategic objectives of the

Company. Financial goals included earnings growth, ROC and cash return on capital. The financial performance of the Company in 1998 met requirements for target compensation. The Committee rated Mr. LeBoeuf's 1998 performance toward achieving strategic objectives related to growth initiatives, strategic planning, capital allocation, responsiveness to PPG's shareholders and the general management of corporate issues as meeting requirements. Mr. LeBoeuf's 1998 annual bonus was at the established target level.

  Mr. LeBoeuf was granted 100,000 option shares at Fair Market Value on the date of grant consistent with the Committee's philosophy that the estimated value of the options combined with targeted annual compensation will be competitive with total annual and long-term compensation provided by companies that are potential competitors for executive talent. Also in 1998 Mr. LeBoeuf received Restored Options for 87,446 shares under the Restored Option provisions of the Stock Plan.

 Other Named Executives' Compensation

  The accompanying compensation tables also list four Executives other than Mr. LeBoeuf ("Other Named Executives"). The Other Named Executives' base salaries were increased over 1997 base salaries consistent with our base pay practice discussed above. The increases in base salary over 1997 for Messrs. Archinaco Pollock and Bunch reflect their first full year in new positions. Mr. Hernandez' increase is in line with competitive market movement for his position. Current base salary levels are below the median base salary position of the comparison companies. The Other Named Executives' annual bonus awards were based on Company financial performance measures and non-financial measures directly related to their corporate objectives.

  The number of options granted to Other Named Executives is related to the level of responsibility determined by the Optionee's job grade level on the date of grant. Job grade levels are established by an evaluation methodology developed by an independent consultant. The 1998 option grants are consistent with our philosophy cited above and represent a level of long-term incentives that is competitive with the average provided by the comparison companies to individuals holding positions with similar levels of responsibility. The Other Named Executives also received Restored Options as stated in the Option/SAR Grants in Last Fiscal Year table and related footnotes on pages 17, 18 and 19.

 Deductibility of Compensation

  Gains realized from exercising options under the long-term incentive Stock Plan are exempt from the deductibility limitations under Section 162(m) of the Internal Revenue Code. Compensation paid from the annual bonus plan does not qualify for exemption from deductibility limits under

Section 162(m). The Committee believes the annual bonus program must be sufficiently flexible to allow the Committee to adjust awards appropriately for the effect of unusual events such as acquisitions, divestitures and other major corporate, accounting or legal changes impacting on earnings growth, ROC and cash return on capital. This ability to exercise discretion under the terms of the annual bonus plan in the view of the Committee is in the best interests of the Company and its shareholders and outweighs the need to qualify all plans so that income paid through the plans is exempt from the deductibility limits of Section 162(m) of the Internal Revenue Code. Nonetheless, all taxable income for 1998 of the CEO and Other Named Executives qualified under Section 162(m) as deductible by the Company.

 Summary

  Through the programs and actions of the Committee described above, a very significant portion of the Company's executive compensation is linked directly to Company performance and returns to shareholders. The Officers-Directors Compensation Committee intends to continue this policy.

  The Officers-Directors Compensation Committee:

     Steven C. Mason
     Robert Mehrabian
     Thomas J. Usher
     David R. Whitwam

Summary of Named Executives' Compensation

  There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996, of those persons who (i) served as the Chief Executive Officer of the Company at any time during 1998 and (ii) the other four most highly compensated Executive Officers of the Company at December 31, 1998.
                          SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation
                                                                    ------------------------------
                                      Annual Compensation                       Awards
                             -------------------------------------- ------------------------------
                                                       Other Annual    Securities      All Other
     Name and                                           Compensa-      Underlying      Compensa-
Principal Position      Year Salary ($) Bonus ($)(/1/)   tion ($)   Options/SARs (#) tion ($)(/2/)
------------------      ---- ---------- -------------- ------------ ---------------- -------------
R. W. LeBoeuf           1998  685,000     1,050,000       10,514        187,446         58,620
 Chairman and CEO       1997  600,833       650,000        6,060        244,640         43,679
                        1996  450,000       675,000        7,250        127,758         37,359

F. A. Archinaco         1998  400,000       380,000        4,886        151,756         32,477
 Executive Vice         1997  370,167       300,000        3,617        127,602         26,860
  President             1996  323,000       300,000        2,463         97,952         24,826

E. K. Pollock           1998  400,000       380,000        2,900         93,293         22,780
 Executive Vice         1997  370,167       300,000        6,093        103,280         20,825
  President             1996  323,000       315,000        2,558         79,540         19,596

W. H. Hernandez         1998  325,000       250,000        1,245         44,027         19,983
 Sr. Vice President,    1997  296,667       220,000          986         36,370         18,364
 Finance                1996  276,667       295,000          850         30,106         17,130

C. E. Bunch             1998  290,000       240,000        4,859        103,188         22,889
 Sr. Vice President,    1997  255,850       190,000       10,949         87,846         19,727
 Strategic Planning and 1996  230,833       235,000          142         71,169         17,801
 Corporate Services

-------
(1) Cash and market value of Common Stock awarded.
(2) The following are included in the amounts shown under All Other Compensation for 1998: Company contributions under the Company's Employee's Savings Plan for Messrs. LeBoeuf, Archinaco, Pollock, Hernandez and Bunch, respectively, were $9,588, $9,588, $9,588, $9,588 and $9,188 and under the Company's Benefit Account Plan were $300, $300, $300, $300 and $300. The value of premiums paid with respect to term life insurance for the benefit of Messrs. LeBoeuf, Archinaco, Pollock, Hernandez and Bunch, respectively, was $952, $688, $892, $309 and $296. The amount shown for Mr. LeBoeuf includes $16,268, for Mr. Archinaco includes $7,489 and for Mr. Bunch includes $5,294, which are the portions of interest earned on certain deferred compensation above 120% of the applicable federal rate. The amounts shown for Messrs. LeBoeuf, Archinaco, Pollock, Hernandez and Bunch include $31,512, $14,412, $12,000, $9,786 and $7,812, respectively, in Company contributions under PPG Industries, Inc. Deferred Compensation Plan in lieu of contributions which could not be made under the Savings Plan because of the Internal Revenue Code and Regulations.

Option Grants

  Shown below is further information on grants of Options under the Company's Stock Plan during fiscal year 1998 to the Named Executives. All of the Options granted in 1998 were Nonqualified Options, as are all outstanding Options. No Stock Appreciation Rights were granted in 1998 and none are outstanding.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                Potential Realizable Value at
                                                                             Assumed Annual Rates of Stock Price
                                          Individual Grants                  Appreciation for Option Term (/2/)
                         --------------------------------------------------- ------------------------------------------
                                           Percent of
                            Number of         Total
                            Securities    Options/SARs  Exercise
                            Underlying     Granted to    or Base
                           Options/SARs   Employees in    Price   Expiration
    Name                 Granted (#)(/1/)  Fiscal 1998  ($/Share)    Date     0% ($)(/3/)     5% ($)        10% ($)
    ----                 ---------------- ------------- --------- ---------- --------------------------- --------------
R. W. LeBoeuf...........     100,000          3.01       61.875   2/17/2008            0       3,891,500      9,861,500
                              32,853           .99       59.625   2/16/2003            0         541,253      1,196,013
                              54,593          1.65       59.625   2/13/2006            0       1,553,990      3,722,424
                             -------                                                       ------------- --------------
                             187,446                                                           5,986,743     14,779,937

F. A. Archinaco.........      45,000          1.36       61.875   2/17/2008            0       1,751,175      4,437,675
                               1,351           .04       70.312   2/16/2003            0          26,247         57,996
                               4,162           .12       70.312   2/16/2003            0          80,859        178,666
                               3,785           .11       70.312   2/14/2005            0         108,357        252,490
                              16,959           .51       70.312   2/14/2005            0         485,502      1,131,301
                              27,036           .82       70.312   2/18/2007            0       1,048,132      2,581,343
                                 369           .01       59.813   2/19/2001            0           3,479          7,305
                               6,595           .20       59.813   2/18/2002            0          84,990        183,057
                               1,430           .04       59.813   2/16/2003            0          23,634         52,219
                               6,417           .19       59.813   2/16/2003            0         106,054        234,330
                              10,956           .33       59.813   2/15/2004            0         233,878        505,587
                               2,338           .07       59.813   2/14/2005            0          56,923        132,674
                              25,358           .76       59.813   2/13/2006            0         724,148      1,734,411
                             -------                                                       ------------- --------------
                             151,756                                                           4,733,378     11,489,054

                                                                                 Potential Realizable Value at
                                                                              Assumed Annual Rates of Stock Price
                                         Individual Grants                     Appreciation for Option Term (/2/)
                         -------------------------------------------------- ----------------------------------------
                                           Percent of
                            Number of        Total
                            Securities    Options/SARs Exercise
                            Underlying     Granted to   or Base
                           Options/SARs   Employees in   Price   Expiration
    Name                 Granted (#)(/1/) Fiscal 1998  ($/Share)    Date    0% ($)(/3/)    5% ($)        10% ($)
    ----                 ---------------- ------------ --------- ---------- ----------- ------------- --------------
E. K. Pollock...........      45,000          1.36      61.875   2/17/2008         0        1,751,175      4,437,675
                               1,649           .05      69.562   2/18/2002         0           24,715         53,243
                              17,658           .53      69.562   2/16/2003         0          339,351        749,900
                                 587           .01      69.562   2/14/2005         0           16,623         38,741
                               8,176           .25      69.562   2/13/2006         0          271,509        650,384
                              20,223           .61      69.562   2/18/2007         0          775,512      1,910,224
                             -------                                                    ------------- --------------
                              93,293                                                        3,178,885      7,840,167

W. H. Hernandez.........      25,500           .77      61.875   2/17/2008         0          992,333      2,514,683
                               5,426           .16      69.562   2/18/2002         0           81,325        175,195
                               3,861           .11      69.562   2/16/2003         0           74,201        163,969
                               8,624           .26      57.563   2/16/2003         0          137,182        303,108
                                 616           .01      57.563   2/14/2005         0           14,437         33,638
                             -------                                                    ------------- --------------
                              44,027                                                        1,299,478      3,190,593

C. E. Bunch.............      21,500           .65      61.875   2/17/2008         0          836,673      2,120,223
                               2,324           .07      73.187   2/15/1999     (/5/)            (/5/)          (/5/)
                               6,692           .20      73.187   2/18/2002         0          105,553        227,280
                              10,942           .33      73.187   2/18/2002         0          172,588        371,623
                               2,563           .07      73.187   2/16/2003         0           51,832        114,523
                              18,363           .55      73.187   2/18/2007         0          741,002      1,824,970
                               3,505           .11      59.750   2/11/2000         0           21,451         43,988
                               4,899           .15      59.750   2/19/2001         0           46,149         96,902
                               2,928           .09      59.750   2/18/2002         0           37,713         81,193
                               2,011           .06      59.750   2/16/2003         0           33,202         73,361
                              11,598           .35      59.750   2/16/2003         0          191,483        423,095
                               5,798           .17      59.750   2/13/2006         0          165,417        396,177
                              10,065           .30      59.750   2/13/2006         0          287,154        687,741
                             -------                                                    ------------- --------------
                             103,188                                                        2,690,217      6,461,076

All Shareholders(/4/)...                                                                6,814,795,000 17,269,459,000

Named Executive
Officers' Gain as % of
all Shareholders' Gain..                                                           0%       .262%         .253%

------
(1) All Options were granted at Fair Market Value (the closing price for the Company's Common Stock as reported on the New York Stock Exchange-Composite Transactions) on the date of grant. Five of the Options shown were granted on February 18, 1998, at an Exercise Price of $61.875 and became exercisable one year after the date of grant. The other Options shown on the table were granted to certain of the Named Executives under the Restored Option provisions of the 1984 Stock Option Plan that were approved by the shareholders in 1992. Under the Restored Option provisions, which apply to all Nonqualified Options outstanding on December 1, 1992, or granted thereafter, an Optionee who surrenders (or certifies ownership of) shares of Common Stock in payment of the Option Price of an Option is granted a new Nonqualified Option (a "Restored Option") covering the number of shares equal to the number of shares surrendered (or certified as to ownership) and surrendered or withheld to satisfy tax obligations. Restored Options have the same expiration date as the original Option, the exercise of which generated the Restored Option, an Exercise Price equal to the Fair Market Value of the Common Stock on the date of Grant of the Restored Option, and become exercisable six months after the Date of Grant.
(2) The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of PPG's Common Stock price. PPG did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) No gain to the Optionees is possible without an increase in stock price. A 0% gain in stock price will result in zero gain for the Optionee.
(4) Based on 175,120,000 issued shares (other than Treasury shares), these amounts are the total increase in shareholder values using the 0%, 5% and 10% assumed annual appreciation rates and the price and terms of the February 18, 1998, grant.
(5) No future appreciation is shown since this grant terminated unexercised on February 15, 1999.

Option Exercises and Fiscal Year-End Values

  Shown below is information with respect to exercises during 1998 of Options granted under the Stock Plan and information with respect to unexercised Options granted in 1998 and prior years under the Stock Plan.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUES

                                             Number of Securities
                                            Underlying Unexercised       Value of Unexercised
                                                Options/SARs at        In-the-Money Options/SARs
                                            December 31, 1998 (#)    at December 31, 1998 ($)(/1/)
                                           ------------------------- ---------------------------------
                    Shares
                 Acquired on     Value
     Name        Exercise (#) Realized ($) Exercisable Unexercisable  Exercisable       Unexercisable
     ----        ------------ ------------ ----------- ------------- ----------------  ---------------
R. W. LeBoeuf       96,906     1,247,637     325,684      100,000              570,577                0
F. A. Archinaco    117,569     1,078,725     106,133       98,463               11,964                0
E. K. Pollock       56,280       994,104     157,445       45,000              134,042                0
W. H. Hernandez     23,909       760,212     128,030       34,740            1,438,547            5,775
C. E. Bunch         87,365       886,386      68,858       62,304                    0                0

-------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 1998 (last trading day of fiscal year), which was $58.188 per share.

Retirement Plans

  The Company's qualified retirement plan for salaried employees and nonqualified retirement plan provide benefits after retirement. The annual benefits payable upon retirement under those plans to persons in hypothetical five-year average annual covered compensation and credited years-of-service classifications (assuming retirement as of January 1, 1999, and date of birth in 1933) are estimated in the following table.

                              Pension Plan Table

Base and Incentive                  Credited Years of Service
   5-Year Avg.         ------------------------------------------------------------------
      Total
   Compensation          15            20            25            30            35
------------------       --            --            --            --            --
    $  400,000          89,930       119,906       149,883       179,860       209,836
       600,000         137,930       183,906       229,883       275,860       321,836
       800,000         185,930       247,906       309,883       371,860       433,836
     1,000,000         233,930       311,906       389,883       467,860       545,836
     1,200,000         281,930       375,906       469,883       563,860       657,836
     1,400,000         329,930       439,906       549,883       659,860       769,836

 The compensation covered by the Company's qualified retirement plan for salaried employees, which is compulsory and noncontributory, is the salary of a participant as limited by applicable Internal Revenue Service ("IRS") regulations. The compensation covered by the Company's nonqualified retirement plan, which is available only to those employees who participate in the qualified retirement plan for salaried employees and in the Company's Incentive Compensation Plan or Management Award Plan, is the compensation paid under the latter two plans, which for the Named Executives in the Summary Compensation Table on page 16 is shown in the "Bonus" column under "Annual Compensation." Additional benefits may be paid to certain participants under the Company's nonqualified retirement plan equal to any benefit which cannot be paid under the Company's qualified retirement plan for salaried employees because of the restrictions of any applicable IRS regulations. The benefit payable under the Company's qualified retirement plan for salaried employees is a function of a participant's highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years of service while a plan participant. The benefit payable under the Company's nonqualified retirement plan is a function of the participant's five-year average annual covered compensation for the highest five years out of the final ten years immediately prior to retirement and credited years of service. The highest five-year average annual covered compensation under both plans through 1998 for Messrs. LeBoeuf, Pollock, Archinaco, Hernandez and Bunch is $1,040,736, $578,578 $613,286, $481,398 and $393,275, respectively.
The annual benefits payable under the plans as shown in the table above are estimated on the basis of a straight life annuity notwithstanding the availability of a joint-and-survivor annuity or lump-sum benefit and are not subject to reduction for social security benefits. For purposes of the plans, Mr. LeBoeuf has eighteen years of service, Mr. Pollock thirty-two and one-half years, Mr. Archinaco thirty-three and one-half years, Mr. Hernandez eight years and Mr. Bunch nineteen and one-half years.

Change In Control Arrangements

  The Company has entered into arrangements with certain key executives, including the Named Executives, providing for the continued employment of such executives for a period of up to three years following a change in control of the Company. The arrangements contemplate that during such three-year period, such executives would continue to be employed in capacities, and compensated on a basis, commensurate with their capacities and compensation before the change in control occurred. The arrangements contemplate, further, that in the event the executive's employment is terminated (a) for any reason by the executive during a thirty day window period beginning one year after a change in control, (b) at any time during the three years following a change in control by the executive because either he has not been employed in a commensurate capacity or he has not been commensurately compensated or (c) by the Company at any time during the three years following a change in control other than for cause, the executive would be entitled to receive, subject to certain conditions, a payment. This payment would basically be the salary and the awards under the Incentive Compensation Plan that the Executive would have received for (i) the next two years (or until the executive's retirement date if earlier) if the termination was under situation (a) above or (ii) for three years (or until the executive's retirement date if earlier) if the termination was under situations (b) or (c) above.

Shareholder Return Performance Graph

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's Composite--500 Stock Index ("S&P 500 Index") and the Dow Jones Industrial Diversified Index for the five year period beginning December 31, 1993 and ending December 31, 1998. The S&P 500 Index and the Dow Jones Industrial Diversified Index data presented in the graph are based on the companies that comprised those indexes at the time the graph was prepared on January 21, 1999. The information presented in the graph assumes that the investment in the Company's Common Stock and each Index was $100 on December 31, 1993 and that all dividends were reinvested.

    Comparison of Shareholder Five-Year Cumulative Total Shareholder Return PPG Industries, Inc., Dow Jones Industrial Diversified Index and S&P 500 Index



                             [Graph Appears Here]

                    '93      '94     '95      '96     '97     '98
PPG                 100      101     128      160     167     174
DJID                100       92     120      155     204     234
S&P 500             100      101     140      171     229     294

                                   AUDITORS

  The Board of Directors, based on the recommendation of the Board Audit Committee, has appointed Deloitte & Touche LLP as Auditors for the Company for the year 1999. Deloitte & Touche LLP have been regularly engaged by the Company for many years to examine the Company's annual financial statements and for other purposes. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

                                 MISCELLANEOUS

Vote Required

  The Annual Meeting of Shareholders will not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum. Votes withheld and abstentions will be counted but broker non-votes will not be counted in determining the presence of a quorum.

  In the election of Directors, the number of nominees to be elected in each class who receive the greatest number of votes cast at the Annual Meeting by the holders of the Common Stock present in person or by proxy and entitled to vote, assuming the presence of a quorum, will be elected as Directors for a term of three years or their earlier resignation or retirement. Since no written notice was received by the Company from a shareholder that a nomination would be made by the shareholder at the Meeting pursuant to the nomination procedure provided for in the Company's bylaws, votes may only be cast for, or withheld from, the Company's nominees.

  Pennsylvania law provides that abstentions, votes withheld and broker non-votes are not votes cast. Therefore, with respect to the election of Directors, abstentions, votes withheld and broker non-votes do not count either for or against such election.

Solicitation Costs

  The costs of the solicitation of proxies will be borne by the Company. Arrangements may be made by the Company with brokerage houses and other custodians, nominees and fiduciaries for them to forward solicitation materials to the beneficial owners of the shares such brokerage houses and other custodians, nominees and fiduciaries hold of record, and the Company may reimburse them for the reasonable expenses they incur in so doing. To assist in the solicitation of proxies, the Company has engaged D. F. King & Co., Inc. for a fee of $12,000, plus out-of-pocket expenses. Directors, Officers or regular employees of the Company may, without additional compensation therefor, also make solicitations.

Shareholder Proposals

  Shareholders intending to present business for consideration at the year 2000 Annual Meeting of Shareholders must give notice to the Secretary of the Company within the same time limits as set forth on page 9 for nomination of Directors and such business must otherwise be a proper matter for shareholder action. If, as expected, the year 2000 Annual Meeting of Shareholders is held on

April 20, 2000 (the third Thursday of April, 2000), then to be timely the notice must be received by the Secretary of the Company not later than January 21, 2000, in order to be brought before the Meeting. To be eligible for inclusion in the Proxy Statement and Proxy Card relating to such Annual Meeting, the notice must be received by the Secretary of the Company not later than November 9, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

  The Directors and Executive Officers of the Company are required to file reports of initial ownership and changes of ownership of PPG securities with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the required filings of all such Directors and Executive Officers were filed timely.

Other Matters

  So far as is known, no matters other than those described herein are expected to come before the Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the Proxy Card that the shares represented thereby are not to be voted on such other matters.

                                               Pittsburgh, Pennsylvania
                                               March 8, 1999

                             PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272
                       PROXY AND VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 1999.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 8, 1999, hereby appoints R. W. LEBOEUF,
J. C. DIGGS and M. C. HANZEL, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc. (the "Company" or "PPG") that the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director proposed by the Board of Directors (those nominees are Michele J. Hooper, Raymond W. LeBoeuf and David G. Vice). Shares to be voted FOR the election of the nominees proposed by the Board of Directors will be voted cumulatively in the discretion of the Proxies for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
    PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT
                   PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

                                  Please mark your votes with an "X".

                                 PPG'S DIRECTORS RECOMMEND A VOTE "FOR"
                                              ALL NOMINEES
                                ----------------------------------------

                                                        FOR    WITHHELD
                                                        ALL      FROM
                                                      NOMINEES   ALL
                                                               NOMINEES
                                                        [--]     [--]
                                 ELECTION OF THREE
                                 DIRECTORS:

                                (Nominees: Michele J. Hooper, Raymond W.
                                LeBoeuf and David G. Vice)

                                 FOR, EXCEPT VOTE WITHHELD FROM THE
                                 FOLLOWING NOMINEE(S):
                                                       ---------------------

              --------------------------------------  --------------- , 1999
                           SIGNATURE(S)                    DATED
              PLEASE SIGN AS NAME(S) APPEAR HEREON
              AND RETURN PROMPTLY. GIVE FULL TITLE
              IF SIGNING FOR A CORPORATION OR
              PARTNERSHIP OR AS ATTORNEY, AGENT OR
              IN ANOTHER REPRESENTATIVE CAPACITY.

                       PROXY AND VOTING INSTRUCTION CARD       Pleas Mark
                                                               your vote as
                                                               indicated in
                                                               this example  [X]

LOGO PPG   PPG INDUSTRIES, INC.
           One PPG Place
           Pittsburgh, PA 15272

To obtain an Admission card to the Annual Meeting, place an "X" in the box to the right.

---------------------------------------------------------------------------- [_]


             PPG'S DIRECTORS RECOMMEND  A VOTE "FOR" ALL NOMINEES.

ELECTION OF THREE DIRECTORS.

(NOMINEES: MICHELE J. HOOPER, RAYMOND W. LEBOEUF AND DAVID G. VICE)

  FOR           WITHHELD          FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING
  ALL             FROM            NOMINEE(S):
NOMINEES      ALL NOMINEES
                                  ----------------------------------------------
  [_]             [_]


SIGNATURE(S)                                                  DATE
            -------------------------------------------------     --------------
Note: Please sign as name(s) appear hereon. Give full title if signing for a corporation or partnership or as attorney, agent of in another representative capacity.

                          /\ FOLD AND DETACH HERE /\


                        LOGO PPG   PPG INDUSTRIES, INC.
                                   One PPG Place
                                   Pittsburgh, PA 15272


         ANNUAL MEETING OF SHAREHOLDERS - 11:00 A.M. - APRIL 15, 1999

The Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 15, 1999, at The Westin William Penn Hotel, William Penn Place, Pittsburgh, Pennsylvania, at 11:00 a.m.

The top (blue shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN and DATE the CARD and then DETACH and RETURN the completed CARD promptly in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

If you plan to attend the Annual Meeting, please mark an "X" in the request box provided on the BLUE CARD. An admission card will be mailed to you at the address already printed on the card. If your shares are held in joint names, you will each receive and admission card. If your intend to bring a guest, please print the guest's name on the line next to the admission card request box. If your admission card should be sent to an address other than the address printed on the card, please print that address on the line next to the admission card request box.

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC.
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 1999.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 8, 1999, hereby appoints R.W. LeBoeuf, J.C. Diggs and M.C. Hanzel, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc., (the "Company") that the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director proposed by the Board of Directors (those nominees are Michele J. Hooper, Raymond W. LeBoeuf and David G. Vice). Shares to be voted FOR the election of the nominees proposed by the Board of Directors will be voted cumulatively in the discretion of the proxies for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the PPG Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; in the PPG Industries Employee Savings Plan and in the PPG Canada Inc. Employee Savings Plan.

Please complete, sign and date this Card on the reverse side and return it promptly in the enclosed reply envelope.


                          /\ FOLD AND DETACH HERE /\